UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 10, 2023

SEQLL INC.

(Exact name of registrant as specified in charter)

Delaware	001-40760	46-5319744
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

3 Federal Street Billerica, Massachusetts	01821
(Address of Principal Executive Offices)	(zip code)

(781) 460-6016

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.00001 per share	SQL	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	SQLLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on September 8, 2023, SeqLL Inc. (the “Company”) received a letter from the Listing Qualifications Staff ( the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) regarding compliance with Nasdaq Listing Rule 5550(a)(4) (the “Rule”), which requires the Company to have a minimum of 500,000 publicly held shares, exclusive of shares held by officers, directors and 10% stockholders. The letter from Nasdaq indicated that according to its calculations, as of September 7, 2023, the Company no longer met the requirements of the Rule. On September 18, 2023, the Company received a letter from the Listing Qualifications Staff of Nasdaq that supplemented the letter of September 8, 2023 and requested that the Company submit to the Nasdaq Hearings Panel (the “Panel”) a letter with its plan to regain compliance with the Rule by September 25, 2023.

On September 18, 2023, the Staff issued an additional delist determination letter for the Company’s failure to maintain compliance with the Rule and on October 17, 2023, the Staff advised the Company that the Panel had issued a final extension and advised the Company that its failure to meet the Rule by October 31, 2023 would result in the Company’s immediate delisting from the Nasdaq exchange.

On November 10, 2023, the Company received a letter from Nasdaq advising the Company that in light of the Company’s inability to meet the terms of the Panel’s amended decision of October 17, 2023, the Panel had determined to delist the Company’s securities from Nasdaq and suspend trading in those securities effective at the open of trading on November 13, 2023. The letter further advised that Nasdaq will complete the delisting by filing a Form 25 Notice of Delisting with the Securities and Exchange Commission, after applicable appeal periods have lapsed. The Company has appealed the decision of the Panel and paid the applicable filing fee for such appeal; however no date has been set for the hearing of such appeal.

As previously disclosed, in connection with the transactions contemplated by the Agreement and Plan of Reorganization dated as of May 29, 2023, as amended (the “Merger Agreement”), among the Company, SeqLL Merger LLC, Atlantic Acquisition Corp., Atlantic Merger LLC, Lyneer Investments, LLC, IDC Technologies, Inc. and Lyneer Management Holdings LLC, the Company has filed a registration statement on Form S-1 for the sale of its securities in connection with the closing of the transactions contemplated by the Merger Agreement. As previously reported, the Company had intended to cure its Nasdaq listing deficiency by consummating the transactions contemplated by the Merger Agreement and the proposed public offering by October 31, 2023. The Company has advised Nasdaq that it intends to proceed with such transactions and the proposed public offering of its securities and that it intends to relist its securities on Nasdaq in connection with the closing of such transactions and such public offering.

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words like “believe,” “intend,” “will,” and “would” or the negative thereof or other variations thereon or comparable terminology, are used to identify forward-looking statements, although not all forward-looking statements contain these words. Although the Company believes that it is basing its expectations and beliefs on reasonable assumptions within the bounds of what is currently known about its business and operations, there can be no assurance that actual results will not differ materially from what the Company expects or believes. Some of the factors that could cause the Company’s actual results to differ materially from its expectations or beliefs are disclosed in the “Risk Factors” section, as well as other sections, of its reports and registration statements filed with the Securities and Exchange Commission, which include, without limitation, its ability to obtain and maintain the listing of its securities on Nasdaq, and its ability to complete a public offering of its securities. All forward-looking statements speak only as of the date on which they are made and the Company undertakes no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

No Offer or Solicitation

This report does not constitute an offer to sell or the solicitation of an offer to buy any securities. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933 as amended (the “Securities Act”), or an exemption from the registration requirements of the Securities Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2023	SEQLL INC.

	By:	/s/ Daniel Jones
	Name:	Daniel Jones
	Title:	Chief Executive Officer

3